Exhibit 4






               PREFERREDPLUS 8.05% TRUST CERTIFICATES SERIES NAI-1





                                SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                     as Trustee and Securities Intermediary









                          Dated as of June ______, 2001

                  SERIES SUPPLEMENT, dated as of June ______, 2001 (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor, UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee and Securities Intermediary.

                              W I T N E S S E T H:

                  WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms" and, together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee and Securities Intermediary, as modified by this Supplement;

                  WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of the Certificates evidencing undivided interests in the Trust and Call Rights; and

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

                  WHEREAS, the Securities Intermediary has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Securities Intermediary of its obligations thereunder and hereunder;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee and Securities Intermediary as follows:

                  Section 1. Incorporation of Standard Terms. All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement among the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

                  Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement (Section 2(b) hereof sets forth terms listed in the Standard Terms that are not applicable to this Series). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  "Allocation Ratio": The allocation amongst the Certificateholders in accordance with their pro rata interests in the Certificates.

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


                  "Authorized Denomination": With respect to Certificates, an aggregate stated amount of $1,000.

                  "Business Day": Any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close and that also is specified as a Business Day with respect to the Underlying Securities.

                  "Call Date": Any Business Day that a Call Holder designates as a Call Date (i) on or after December 1, 2006 or (ii) before December 1, 2006 after the announcement of any redemption, repurchase of the Underlying Securities or other unscheduled payment of the Underlying Securities or receipt of notice of the termination of the Trust; provided that if a Call Right is to be exercised after the announcement of any redemption, repurchase of the Underlying Securities or other unscheduled payment of the Underlying Securities and prior to such redemption, repurchase or other unscheduled payment, then the Call Date designated by the Call Holder must be the second Business Day prior to such redemption, repurchase or other unscheduled payment.

                  "Call Holder": The holder of a Call Right.

                  "Call Price": $25 per Certificate being called plus any accrued and unpaid interest on each Certificate being called to the Call Date.

                  "Call Right": The right, but not the obligation, pursuant to the Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) of one or more Call Holders to purchase from the Certificateholders on a Call Date, upon not less than 30 days (or not less than 5 days in the case of an announcement of any redemption, repurchase of the Underlying Securities or other unscheduled payment of the Underlying Securities or receipt of notice of termination of the Trust) but not more than 60 days prior to the Call Date, some or all of the Certificates for the Call Price.

                  "Certificates": The 1,139,160 trust certificates issued in a stated amount of $25 each and entitled to receive on each Distribution Date until the Final Scheduled Distribution Date distributions at a rate of 8.05% per annum on their stated amount.

                  "Closing Date": June ______, 2001.

                  "Collection Period": (i) With respect to each December 1 Distribution Date, the period beginning on the day after the June 1 Distribution Date of the current year and ending on such December 1 Distribution Date, inclusive, except for the December 1, 2001 Distribution Date, as to which the Collection Period shall be the period beginning on the Cut-off Date and ending on such December 1, 2001 Distribution Date, inclusive, and (ii) with respect to each June 1 Distribution Date, the period beginning on the day after the December 1 Distribution Date of the previous year and ending on such June 1 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(c) hereof.

                  "Corporate Trust Office": The office of the Trustee located at 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: Corporate Trust Department;


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


provided, however, that the office at which certificated securities are delivered for registration of transfer, cancellation or exchange shall be the office of the Trustee, located at 111 Broadway, Lower Level, New York, New York 10006.

                  "Cut-off Date": June ______, 2001.

                  "Depository": The Depository Trust Company, its nominees and their respective successors.

                  "Distribution Date": December 1 and June 1 of each year (or if such date is not a Business Day, the next succeeding Business Day), commencing on December 1, 2001 and ending on the Final Scheduled Distribution Date.

                  "Distribution Election": (a) If there occurs an Event of Default (as defined in the Underlying Securities Indenture) on the Underlying Securities under clause (i) or (ii) of Section 501 of the Underlying Securities Indenture, then the Trustee, upon receiving notice of such event, shall immediately direct the Market Agent to sell the Underlying Securities and a pro rata portion of the Related Assets held by such Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account.

                  (b) If there occurs an acceleration of the date of maturity of the Underlying Securities and the Underlying Securities are declared to be immediately due and payable in accordance with the Underlying Securities Indenture, and the Underlying Securities Issuer:

                  (i) makes full payment of all amounts when due, then all holders of outstanding Call Rights will be deemed to have exercised their Call Rights automatically, and the Trustee, upon receiving such payment from the underlying Securities Issuer, shall, on the first Business Day following receipt of such payment, distribute from such payment the following amounts: (A) the Call Price per Certificate shall be distributed from the such payment on account of each Certificate called from the holder thereof (which holders, pursuant to Section 2.02(c) of the Warrant Agreement, shall exclude Certificateholders to whom Delivery Certificates (as defined in the Warrant Agreement) were delivered in accordance with Section 2.02(d) of the Warrant Agreement),
         (B) the stated amount per Certificate plus accrued and unpaid distributions thereon, which shall be deemed to equal the Call Price per Certificate, shall be distributed from such payment on account of each Certificate held by Certificateholders to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement, and (C) any amounts remaining shall be distributed pro rata among the Call Holders exercising their Call Rights and those Certificateholders to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement;

                  (ii) makes a partial payment of all amounts when due, then the Trustee, upon receiving such payment, shall (A) immediately deposit such payment into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account, (B) distribute a principal

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

         amount of the Underlying Securities equal to the stated amount of outstanding Trust Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and (C) immediately direct the Market Agent to sell all Underlying Securities not distributed pursuant to clause (B) and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account; or

                  (iii) fails to make such payment when due, then the Trustee, upon receiving notice of such failure to make payment, shall (A) distribute a principal amount of Underlying Securities equal to the stated amount of outstanding Trust Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and (B) immediately direct the Market Agent to sell all Underlying Securities not distributed pursuant to clause (B) and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account.

                  (c) If the Underlying Securities Issuer of any Concentrated Underlying Securities ceases to be a reporting company under the Exchange Act, and no parent guarantor of such Underlying Securities Issuer, if any, includes in its Exchange Act reports condensed consolidating financial statements setting forth financial information for the Underlying Securities Issuer, then the Trustee, upon receiving notice of such event shall (A) distribute a principal amount of Underlying Securities equal to the stated amount of outstanding Trust Certificates and a pro rata portion of the Related Assets in accordance with the Allocation Ratio to each Certificateholder's last address as it appears in the Certificate Register within three Business Days of receiving said notice, and
(B) immediately direct the Market Agent to sell all Underlying Securities not distributed pursuant to clause (B) and a pro rata portion of the Related Assets held by the Trust, in accordance with the Sale Procedures, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio on the first Business Day following such deposit into the Certificate Account.

                  Upon notice of the events set forth in clause (c) above, the Trustee shall, 10 days prior to the exercise of such remedy, provide written notice of the termination of the Trust to the Call Holders. In the case of a sale by the Market Agent of Underlying Securities and Related Assets pursuant to clause (a) above, the Trustee shall deliver such Underlying Securities and Related Assets to the purchaser of such Underlying Securities and Related Assets only against payment in same day funds and the Trustee shall deposit the same into the Certificate Account.

                   "Eligible Investments": As defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the lower of the rating of the Underlying Securities or the Trust Certificates, and (ii) the rating of any short-term instruments will be A-1+ by S&P and P1 by Moody's; and provided, further, that any such


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

investment matures no later than the Business Day prior to the next succeeding Distribution Date.

                  "Escrow Agent": As will be set forth in the Escrow Agreement.

                  "Escrow Agreement": The escrow agreement to be entered into on the Call Date among a given Call Holder, the Trustee and the Escrow Agent pursuant to Section 14(c)(iii)(2) hereof.

                  "Event of Default": (i) A default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an event of default in the Underlying Securities Indenture. For a summary of certain events of default in the Underlying Securities Indenture, please refer to the Prospectus Supplement.

                  "Final Scheduled Distribution Date": December 1, 2095 (or if such date is not a Business Day, the next succeeding Business Day).

                  "Fixed Pass-Through Rate": 8.05% per annum.

                  "Optional Exchange Date": Any Distribution Date.

                  "Ordinary Expenses": The compensation due to the Trustee for Ordinary Expenses as defined in the Standard Terms, which, with respect to Ordinary Expenses other than those referred to in clause (iii) of such definition and other than the costs of converting to EDGAR format the periodic reports required for the Trust under the Exchange Act, shall be fixed at $2,000 per annum (payable in semi-annual installments of $1,000).

                  "Pass-Through Rate": The Fixed Pass-Through Rate.

                  "Prepaid Ordinary Expenses": Zero (0).

                  "Prospectus Supplement": The Prospectus Supplement dated June ______, 2001 relating to the Certificates.

                  "Rating Agency": Moody's and S&P.

                  "Record Date": The Business Day immediately preceding each Distribution Date.

                  "Series": PREFERREDPLUS 8.05% Trust Certificates Series NAI-1.

                  "Underlying Securities": The $29,020,000 aggregate principal amount of 7.90% Debentures due December 1, 2095 issued by the Underlying Securities Issuer, as described in Schedule I hereto.

                  "Underlying Securities Indenture": As set forth in Schedule I.

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

                  "Underlying Securities Issuer": News America Incorporated, a Delaware corporation, formerly known as News America Holdings Incorporated.

                  "Warrant Agreement": The Warrant Agreement, dated as of June ______, 2001, by and between the Trust and the Warrant Agent (as defined in the Warrant Agreement).

                  (b) The terms listed below are not applicable to this Series.

                  "Accounting Date"

                  "Administration Account"

                  "Administrative Agent"

                  "Administration Agreement"

                  "Administrative Agent Termination Event"

                  "Advance"

                  "Calculation Agent"

                  "Eligible Expense"

                  "Exchange Rate Agent"

                  "Floating Pass-Through Rate"

                  "Letter of Credit"

                  "Limited Guarantor"

                  "Limited Guaranty"

                  "Notional Amount"

                  "Related Assets"

                  "Reserve Account"

                  "Requisite Reserve Amount"

                  "Retained Interest"

                  "Surety Bond"

                  "Swap Agreement"

                  "Swap Counterparty"



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

                  "Swap Distribution Amount"

                  "Swap Guarantee"

                  "Swap Guarantor"

                  "Swap Receipt Amount"

                  "Swap Termination Payment"

                  Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "PREFERREDPLUS Trust Series NAI-1. The Certificates evidencing certain undivided ownership interests therein shall be known as the "PREFERREDPLUS 8.05% Trust Certificates Series NAI-1.

                  (b) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in authorized denominations of $25 (the "Authorized Denomination") and integral multiples thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness; provided, however, from time to time, upon obtaining prior written confirmation by each Rating Agency that such action will not result in a downgrading or withdrawal of its rating of the Certificates, the Depositor may, without the consent of the Certificateholders, increase the amount of the Underlying Securities in the Trust and the Trust may issue a corresponding amount of additional Certificates in accordance with
Section 5.12(a) of the Standard Terms except that clauses (v), (vi) and (vii) of
Section 5.12(a) shall not apply to this Series.

                  (c) On each Distribution Date, commencing on December 1, 2001 and ending on the Final Scheduled Distribution Date or such earlier date if the Underlying Securities are redeemed prior to the Final Scheduled Distribution Date, the Certificates will be entitled to receive distributions at a rate of 8.05% per annum on the stated amount of the Certificates.

                  (d) On the Final Scheduled Distribution Date, the Certificates will be entitled to a distribution of the aggregate principle amount of such Underlying Securities.

                  (e) Any reference to the principal amount of the Certificates shall be construed as a reference to the stated amount of the Certificates, unless otherwise indicated.

                  Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

                  (i) the Underlying Securities set forth on Schedule I hereto; and

                  (ii) all documents set forth in Section 5.12 of the Standard Terms except that clauses (v), (vi) and (vii) of Section 5.12(a) shall not apply to this Series.

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

                  Section 5. Distributions. (a) On each Distribution Date, the Trustee shall apply solely to the extent of Available Funds in the Certificate Account as follows:

                  (i) first, to the Trustee, reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with
         Section 6(b) hereof and approved by not less than 100% of the Certificateholders;

                  (ii) second, to the Certificateholders, distributions accrued during the related Collection Period at the rate of 8.05% per annum on the stated amount of such Certificates and distributable on such Certificates on such Distribution Date;

                  (iii) third, to the Certificateholders, if available, any additional distribution owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any payment on the Underlying Securities;

                  (iv) fourth, to the Certificateholders, on the Final Scheduled Distribution Date only, a distribution of the aggregate principal amount of the Underlying Securities;

                  (v) fifth, to the extent there remain Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto; and

                  (vi) sixth, to the extent there remain Available Funds in the Certificate Account, to Merrill Lynch Capital Services, Inc. and if no Available Funds remain in the Certificate Account then no distribution will be made pursuant to this Section 5(a)(vi).

Subject to Section 9(c) hereof, to the extent Available Funds are insufficient to make any required distributions due to the Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall. Neither Merrill Lynch & Co. nor any of its Affiliates will have any claim against the Trust pursuant to Section 5(a)(vi) if the Trust fails to make a distribution on a Distribution Date to such person because no Available Funds remain in the Certificate Account on such Distribution Date.

                  (b) On the Optional Exchange Date, if applicable, the Trustee shall distribute to Merrill Lynch & Co. or any of its Affiliates, other than the Depositor, or any other Person exercising an optional exchange pursuant to
Section 7 hereof, as the case may be, Underlying Securities in accordance with
Section 7 hereof.

                  Section 6. Trustee's Fees; Escrow Agent's Fees. (a) Payment to the Trustee of Ordinary Expenses shall be as set forth in a separate agreement between the Trustee and the Depositor. The Trustee agrees that in the event Ordinary Expenses are not paid in accordance with such agreement, it shall (i) not have any claim or recourse against the Trust or the property of the Trust with respect thereto and (ii) continue to perform all of its services as set forth herein unless it elects to resign as Trustee in accordance with Section
7.08 of the Standard Terms.

                  (b) Extraordinary Trust Expenses shall not be paid out of the Deposited Assets unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect


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

of such costs, expenses and liabilities, and (ii) all the Certificateholders of Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause (ii), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee. In addition, if the conditions in (i) and (ii) are not both satisfied, the Trustee shall not be obligated to incur any Extraordinary Trust Expense.

                  (c) In the event that one or more Call Holders is required to deposit the Call Price with the Escrow Agent on the Exercise Date pursuant to
Section 14(c)(iii)(2) hereof, the Depositor and the Escrow Agent shall enter into an agreement reasonably acceptable to both parties thereto whereby the Depositor shall pay to the Escrow Agent a fee in consideration for its services under the Escrow Agreement or Escrow Agreements, as applicable.

                  Section 7. Optional Exchange. (a) Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), if it holds Certificates, or any other Person (other than the Depositor) holding Certificates with an aggregate stated amount of $5 million or more acquired pursuant to the exercise of Call Rights held by it, may notify the Trustee, not less than 30 days but not more than 60 days prior to any Optional Exchange Date, that:

                  (i) such Person intends to tender an Authorized Denomination of Certificates that it holds to the Trustee on such Optional Exchange Date in exchange for a proportional amount of Underlying Securities;

                  (ii) such exchange will not cause the Trust or Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended;

                  (iii) such exchange will not affect the characterization of the Trust as a "grantor trust" under the Code,

                  (iv) in the case of an exchange of less than all outstanding Certificates, such exchange will not cause a failure to satisfy the minimum requirements for the Certificates to remain listed on the New York Stock Exchange, unless the Person tendering such Certificates will hold all remaining outstanding Certificates upon completion of the exchange for such Certificates pursuant to this Section 7;

                  (v) such exchange will not be made with respect to Certificates subject to outstanding Call Rights held by any Person other than the Person exercising such exchange; and

                  (vi) in the case of an exchange by a person other than Merrill Lynch & Co. or any of its Affiliates (other than the Depositor), such exchange will be made with respect to an aggregate stated amount of Certificates equal to the aggregate stated amount of Certificates acquired by such Person pursuant to the exercise of Call Rights held by it.

Upon tender of such Certificates on such Optional Exchange Date, the Trustee will deliver to the Person tendering such Certificates an amount of Underlying Securities having a principal amount equal to the aggregate principal amount of Underlying Securities then held by the Trust times the aggregate stated amount of Certificates being tendered divided by the aggregate stated amount of Certificates then outstanding.

                  (b) The requirements set forth in paragraphs (a)(ii), (a)(v) and (a)(vi) of Section 4.07 of the Standard Terms do not apply to an Optional Exchange pursuant to this Section 7.

                  (c) Any costs associated with the exercise of the rights granted under paragraph (a) of this Section 7 will be borne by the Person exercising such rights and not by the Trust.

                  Section 8. Events of Default. Within 30 days of its receipt of notice of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

                  Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Certificates.

                  (b) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities; provided, however, that Certificateholders holding all, but not less than all, of the outstanding Certificates may exercise their rights under Section 13(b) with respect to all such Certificates.

                  (c) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Certificateholders, proportionately to the ratio of their respective entitlements to interest payments.

                  (d) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss.

                  (e) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (f) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any another entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace the Trust.

                  (g) Except as expressly provided in the Trust Agreement, the Trust may not sell the Underlying Securities.

                  (h) If the Trustee resigns or is removed as Trustee in accordance with Section 7.08 of the Trust Agreement, in addition to providing the Depositor with written notice, the Trustee shall also provide the Rating Agencies with written notice.

                  (i) Merrill Lynch & Co. shall act as the Market Agent and shall serve in such capacity in accordance with the terms of the Market Agent Agreement attached hereto as Exhibit C.

                  (j) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by Certificateholders holding Certificates that represent the Required Percentage-Removal, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

                  Section 10. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                  Merrill Lynch Depositor, Inc.
                  c/o Merrill Lynch & Co.
                  World Financial Center
                  New York, NY 10281
                  Attention:    Barry N.  Finkelstein
                  Telephone:    (212) 449-9001
                  Facsimile:    (212) 449-9054

                  If to the Trustee, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York 10036
                  Attention:    Corporate Trust Department
                                -PREFERREDPLUS Trust Series NAI-1
                  Telephone:    (212) 852-1667
                  Facsimile:    (212) 852-1625

                  If to the Securities Intermediary, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York 10036
                  Attention:  Corporate Trust Department
                                - PREFERREDPLUS Trust Series NAI-1
                  Telephone:    (212) 852-1667
                  Facsimile:    (212) 852-1625

                  If to the Rating Agencies, to:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York 10007
                  Attention:    CBO/CLO Monitoring Department
                  Telephone:    (212) 553-1494
                  Facsimile:    (212) 553-0355

                  and to:

                  Standard & Poor's
                  55 Water Street, 41st Floor
                  New York, New York 10041
                  Attention:    Structured Finance Surveillance Group
                  Telephone:    (212) 438-2482
                  Facsimile:    (212) 438-2664


                  Section 11. Governing Law. This Supplement and the transactions described herein shall be construed in accordance with and governed by the law of the State of New York.

                  Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 13. Termination of the Trust. (a) The Trust shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on the Underlying Securities and the distribution in full of all amounts due to the Certificateholders, (ii) the distribution to the Certificateholders of all Underlying Securities in accordance with the Distribution Election, (iii) the exchange of all outstanding Certificates for Underlying Securities pursuant to one or more Optional Exchanges, (iv) the Final Scheduled Distribution Date and (v) the holders of all, but not less than all, of the Certificates exercising their election in Section 13(b) below.

                  (b) Certificateholders who hold all, but not less than all, of the outstanding Certificates may, upon prior written notice to the Rating Agencies, elect to terminate the Trust at any time; provided that (i) the exercise of such termination right would not cause the Trust or the Depositor to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the

Investment Company Act of 1940, as amended and (ii) if and for so long as the call warrants remain outstanding, all of the Call Holders have consented to such termination.

                  (c) To the extent that the provisions of this Section 13 conflict with Section 10.01 of the Standard Terms, the latter shall control.

                  Section 14. Sale of Underlying Securities; Call Right

                  (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of a given Class, pursuant to Section 6(b) hereof, the Trustee may sell all or a portion of the Underlying Securities to pay such Extraordinary Trust Expenses.

                  (b) Upon the redemption of the Underlying Securities in whole, but not in part, (A) on the stated maturity date of such Underlying Securities or (B) at the option of the Underlying Securities Issuer upon at least 30 days, but not more than 60 days' prior notice, the redemption proceeds will be distributed pro rata to the holders of the Underlying Securities, including the Trust. Upon receiving such redemption proceeds, the Trust shall distribute the proceeds pro rata to the Certificateholders entitled to such proceeds upon the date such proceeds are received in immediately available funds by the Trust if such proceeds are received prior to 3:00 p.m. local time at the office of the Trustee and otherwise on the next Business Day. Upon receiving the redemption proceeds distributed to the Trust, the Trustee shall distribute the proceeds pro rata to the Certificateholders entitled to such proceeds upon the date such proceeds are received in immediately available funds by the Trust if such proceeds are received prior to 3:00 p.m. local time at the office of the Trustee and otherwise on the next Business Day.

                  (c) The Call Terms are as follows:

                  (i) The initial holder of the Call Rights is an affiliate of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and such affiliate may transfer the Call Rights, in whole or in part, to one or more third parties in privately negotiated transactions;

                  (ii) A Call Holder that has met the exercise requirements set forth in paragraph (c)(iii) of this Section 14 may, on the Call Date, exercise its option to purchase, in whole or in part, an Authorized Denomination of Certificates at the Call Price;

                  (iii) In order to exercise its Call Right on a Call Date, a Call Holder must, not less than 30 days (or not less than five days in the case of an announcement of any redemption, repurchase of the Underlying Securities or other unscheduled payment of the Underlying Securities or receipt of notice of termination of the Trust) but not more than 60 days prior to such Call Date:

                           (1) notify the Trustee in writing of its intention to
                  exercise such Call Right (which notice is irrevocable),

                           (2) deposit the Call Price with the Escrow Agent (the
                  "Escrow Deposit") to be held in escrow pursuant to an Escrow Agreement reasonably satisfactory to the Trustee and substantially in the form attached hereto as Exhibit

                  D (to be entered into immediately preceding delivery of the Call Price by such Call Holder to the Escrow Agent) until such Call Price is paid by the Trustee to the Certificateholders in accordance with paragraph (d) of this Section 14,

                           (3) provide the Trustee with any other documents
                  customary for a transaction of this nature, including a certificate of the Call Holder certifying the solvency of such Call Holder on such date; provided that the Call Holder need not provide any such solvency certificate if the rating of the senior, unsecured long-term debt of the Call Holder, or the Call Holder's credit support provider, if applicable, by Moody's and S&P is in one of the investment grade categories of Moody's and S&P, respectively, on such date.

The provisions of this Section 14(c)(iii)(1) through (3) shall not apply if Warrants are being exercised upon an acceleration of the Underlying Securities and payment in full by the Underlying Securities Issuer of all amounts due upon such acceleration.

                  (d) In connection with any exercise of the Call Rights, the Trustee shall select by lot (or by such other reasonable procedure as may be established by the Trustee) a stated amount of the outstanding Certificates to be surrendered by the Certificateholders thereof to the Trustee upon any such exercise, deliver such Certificates to the exercising Call Holder and the proceeds of the Call Price shall be distributed pro rata among such Certificateholders on the Call Date in accordance with the provisions of the Warrant Agreement.

                  Section 15. (a) Repurchase of Underlying Securities. If the Trustee receives a Change of Control Notice, the Trustee shall, as of the applicable Determination Date, determine the Aggregate Market Price of the Certificates on such Determination Date, and if: -

                  (i) such Aggregate Market Price of the Certificates is less than the Aggregate Change of Control Purchase Price on such Determination Date, or

                  (ii) the Trustee cannot in good faith determine the Aggregate Market Price of the Certificates as of any permissible Determination Date in accordance with the provisions of this Trust Agreement, the Trustee shall:

                  (A) on or prior to the second Business Day following such Determination Date, (1) provide notice to the Certificateholders as required by
Section 2.02(b) of the Warrant Agreement, which notice shall state, among other things, (A) that the Trustee intends to tender all Underlying Securities to the Underlying Securities Issuer on the Change of Control Purchase Date in accordance with Section 1301 of the Underlying Securities Indenture and (B) that the exercise of Call Rights on the Change of Control Purchase Date is contingent upon the Trustee's receipt in full of the Aggregate Change of Control Purchase Price as of the Change of Control Purchase Date from the Underlying Securities Issuer, and (2) provide a copy of the notice described in clause (1) above to all Call Holders in the accordance with Section 6.04 of the Warrant Agreement;

                  (B) on the Change of Control Purchase Date, tender all Underlying Securities to the Underlying Securities Issuer in accordance with
Section 1301 of the Underlying Securities Indenture; and

                  (C) on the first Business Day following the Trustee's receipt of the Aggregate Change of Control Purchase Price, distribute the following amounts:

                  (1) the Call Price per Certificate shall be distributed from the Aggregate Change of Control Purchase Price to each Person from whom a Certificate was called on the Change of Control Purchase Date (which Persons, pursuant to Section 2.02(c) of the Warrant Agreement, shall exclude Persons to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement) on account of each Certificate so called;

                  (2) the stated amount per Certificate plus accrued and unpaid distributions thereon, which shall be deemed to equal the Call Price per Certificate, shall be distributed to each Certificateholder to whom a Delivery Certificate was delivered in accordance with Section 2.02(d) of the Warrant Agreement on account of each Certificate held by such Certificateholder; and

                  (3) any amounts remaining shall be distributed pro rata among all Call Holders exercising Call Rights on such Change of Control Purchase Date and all Certificateholders to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement.

If such Aggregate Market Price of the Certificates is greater than or equal to the Aggregate Change of Control Purchase Price on such Determination Date the Trustee shall continue to hold the Underlying Securities in accordance with this Series Supplement.

                  (b) Deemed Call Warrant Exercise. All distributions pursuant to Section 15(a)(C)(1) to Certificateholders are deemed for all purposes to be payments from Call Holders to Certificateholders in respect of the exercise of Call Warrants respecting the Certificates called from such Certificateholders. All distributions pursuant to Section 15(a)(C)(3) to Call Holders exercising Call Rights on such Change of Control Purchase Date and to Certificateholders to whom Delivery Certificates were delivered in accordance with Section 2.02(d) of the Warrant Agreement are deemed for all purposes to be payments on Certificates acquired and held by holders of Call Warrants upon the exercise of Call Warrants.

                  (c) Definitions. With respect to this Section 15:

                  "Aggregate Market Price of the Certificates" on any date means an amount equal to the total number of Certificates outstanding on such date multiplied by the Market Price per Certificate as of such date.

                  "Aggregate Change of Control Purchase Price" on any date means an amount equal to the total number of all Underlying Securities held by the Trust on such date multiplied by the Change of Control Purchase Price set forth in the relevant Change of Control Notice.

                  "Bid" as of any date means a purchase price offered by a Reference Dealer for the Certificates pursuant to an irrevocable written offer given by such Reference Dealer to the Trustee within three Business Days prior to such Determination Date.

                   "Change of Control Notice" has the meaning assigned to such term in the Underlying Securities Indenture.

                  "Change of Control Purchase Date" has the meaning assigned to such term in the Underlying Securities Indenture.

                  "Change of Control Purchase Price" has the meaning assigned to such term in the Underlying Securities Indenture.

                  "Determination Date" means, with respect to any Change of Control Notice, any date no more than 5 Business Days and no less than 3 Business Days prior to the Change of Control Purchase Date set forth in such Change of Control Notice.

                  "Market Disruption Event" means suspension or material limitation of trading (excluding daily settlement limits in the normal course of trading) in the U.S. Dollar asset-backed securities, or affecting any index, as relevant to the determination of the Bid.

                  "Market Price per Certificate" as of any date means

                  (i) the average of the closing sale price (or, if no closing sale price is reported, the average of the bid and ask price or, if more than one in either case, the average of the average bid and average ask price) per Certificate for the five-Trading-Day period ending on the Trading Day prior to such date on the New York Stock Exchange or such other principal United States securities exchange on which the Certificates are traded, or

                  (ii) if such price is not available, an amount determined by the Trustee on the basis of quotations received from Reference Dealers on such date pursuant to the following procedures. On the third Business Day preceding any Determination Date, the Trustee shall provide to three Reference Dealers (a) a copy of the Prospectus Supplement, (b) a copy of the Prospectus relating to the Certificates, (c) a copy of the form of the Certificates, (c) a written request that each Reference Dealer submit a Bid to the Trustee at 12:00 noon, New York time on such Determination Date. If three Bids are received on the Determination Date, the Valuation Price of the Certificates will be the Bid remaining after disregarding the highest and lowest Bids. If two Bids are received on the Determination Date, the Valuation Price of the Certificates shall be the arithmetic mean of the Bids; provided that, if the Trustee has received fewer than two Bids on the Determination Date due to the occurrence of a Market Disruption Event or otherwise, the Determination Date may be extended by the Trustee for up to three Business Days. If fewer than two Bids are received on any such extended Determination Date, it will be deemed that the Aggregate Market Price of the Certificates cannot be determined for purposes of
Section 15 of this Agreement.

                  "Reference Dealers" means leading dealers in the U.S. Dollar asset-backed securities in New York City selected by the Trustee in good faith from among dealers of the highest credit standing which satisfy all the criteria that the Trustee applies generally at the time in deciding whether to offer or to make an extension of credit.

                  "Trading Day" means a day during which trading in the Certificates generally occurs on the New York Stock Exchange or, if the Certificates are not then listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Certificates are then listed.

                  Section 16. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement that would adversely affect in any material respect the interests of the Certificateholders or the Call Holders without the consent of 100% of such Certificateholders or Call Holders, as the case may be; provided, however, that no such amendment or modification will be permitted if the Trustee has been advised by the Depositor that such amendment or modification would alter the status of the Trust as a "grantor trust" for federal income tax purposes. Further, no amendment shall be permitted pursuant to paragraphs (vi), (vii) and (x) of Section 11.0 1 (a) of the Standard Terms without prior written confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates. The Trustee may consult with counsel and shall be entitled to rely upon an Opinion of Counsel for purposes of determining compliance with the provisions of this Section 16.

                  Section 17. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a "grantor trust" for federal income tax purposes or result in the imposition of tax upon the Certificateholders, or
(ii) that would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event that with the passage of time would become an event of default under the Underlying Securities and with the consent of 100% of the Certificateholders, or (iii) that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of 100% of the Certificateholders and 100% of the Call Holders. The Trustee shall have no liability for any failure to act resulting from Certificateholders' or Call Holders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders and Call Holders.

                  If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Certificateholders, the Call Holders and the Rating Agencies of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of 100% of the Certificateholders and 100% of the Call Holders to accept such offer, the Trustee has received the tax opinion described above and if the Trustee is so directed, the Trustee shall promptly notify the Rating Agencies of such direction accompanied by evidence of the affirmative vote of such Certificateholders and Call Holders.

                  If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by 100% of the Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

                  Section 18. Call Right Documentation. Simultaneously with the execution hereof, the Depositor hereby directs the Trustee, in the name of and on behalf of the Trust, to enter into a Warrant Agreement and any related Warrant Certificates (as defined in the Warrant Agreement) evidencing the Call Rights and to make representations contained therein on behalf of the Trust. At the direction of the Depositor, the Trustee shall execute such further documents as may be required to evidence any transfer of any or all of the rights, interests or obligations under the Warrant Agreement and any related Warrant Certificates.

                  Section 19. Third Party Beneficiary. The Escrow Agent and each Call Holder shall be third party beneficiaries of this Trust Agreement.

                  Section 20. Nonpetition Covenant. Solely with respect to the Trust and the Series and for no other purpose, Section 11.07 of the Standard terms is hereby deleted and replaced with the following:

                  Section 11.07. Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of the PREFERREDPLUS Trust Series NAI-1, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                      Merrill Lynch Depositor, Inc.,
                                      as Depositor


                                      By:
                                         ---------------------------------------
                                      Name:    Barry N. Finkelstein
                                      Title:   President


                                      United States Trust Company of New York, as Trustee


                                      By:
                                         ---------------------------------------
                                      Name:    Andres E. Serrano
                                      Title:   Vice President


                                      United States Trust Company of New York, as Securities Intermediary


                                      By:
                                         ---------------------------------------
                                      Name:    Andres E. Serrano
                                      Title:   Vice President

SCHEDULE I

              PREFERREDPLUS 8.05% TRUST CERTIFICATES, SERIES NAI-1
                         UNDERLYING SECURITIES SCHEDULE


Underlying Securities:              $29,020,000 7.90% Debentures (principal
                                    amount $1,000 per debenture) due December 1, 2095 of the Underlying Securities Issuer.

Underlying Securities Indenture:    Amended and Restated Indenture dated as of
                                    March 29, 1993, as supplemented by a First
                                    Supplemental Indenture, dated as of May 20,
                                    1993, a Second Supplemental Indenture dated as of May 28, 1993, a Third Supplemental
                                    Indenture, dated as of July 21, 1993 and a Fourth Supplemental Indenture, dated as of October 20, 1995 between the Underlying
                                    Securities Issuer, the Limited Guarantors and the Underlying Securities Trustee.

Underlying Securities Guarantors    The News Corporation Limited and certain of
                                    its subsidiaries that are listed as
                                    guarantors in the Underlying Securities
                                    Indenture. Pursuant to the Underlying
                                    Securities Indenture, the Underlying
                                    Securities Guarantors have guaranteed the
                                    Underlying Securities Issuer's obligation on the Underlying Securities to the extent set forth in the Prospectus Supplement.

Underlying Securities Issuer:       News America Incorporated, a Delaware
                                    corporation, formerly known as News America
                                    Holdings Incorporated.

Underlying Securities Trustee:      The Bank of New York.

Underlying Securities
CUSIP Number:                       652478BB3

Underlying Securities
Original Issue Date:                December 4, 1995

Underlying Securities
Original Amount Issued:             $150,000,000 7.90% Debentures due December
                                    1, 2095 (principal amount $1,000 per
                                    debenture)

Underlying Securities
Commission Filing Number:           33-98238

Underlying Securities
Maturity Date:                      December 1, 2095

Underlying Securities
Principal Payment Date:             December 1, 2095

Interest Rate:                      7.90 % per annum.

Underlying Securities
Interest Dates:                     December 1 and June 1, or if any such date
                                    is not a business day, then the next
                                    succeeding business day to the persons in whose names the Underlying Securities are registered at the close of business on Underlying Securities Record Date prior to the Underlying Securities Interest Date.

Underlying Securities
Record Dates:                       May 15 and November 15.

Underlying Securities
Collateral:                         None.

Underlying Securities
Amortization:                       None.

Underlying Securities
Accrual Periods:                    Semi-annual.

Underlying Securities               The Underlying Securities are denominated
Authorized Denomination             and payable in U.S. dollars and are
and Specified Currency:             available in minimum denominations of $1,000
                                    and integral multiples thereof.

Underlying Securities
Rating as of Closing:               "Baa3" by Moody's and "BBB-" by S&P.

Underlying Securities Form:         Book-entry security with DTC.

Underlying Securities
Redemption:                         In certain circumstances summarized in the
                                    Prospectus Supplement, the Underlying
                                    Securities are redeemable at the option of the Underlying Securities Issuer, in whole but not in part, at any time upon not less than 30 nor more than 60 days' notice given to the holders of Underlying
                                    Securities in the manner described in the Underlying Securities Indenture (which notice shall be irrevocable). The redemption price will be equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

Repurchase on Change of Control:    Upon the occurrence of a Change of Control
                                    Triggering Event (as defined in the
                                    Underlying Securities Indenture), the
                                    Underlying Securities Issuer will offer, no more than 15 days following the Change of Control Triggering Event, to repurchase all of the outstanding Underlying Securities.
                                    Each holder of Underlying Securities will have the option to tender to the Underlying
                                    Securities Issuer its Underlying Securities, in whole or in part, for repurchase. The repayment price will equal 101% of the aggregate principal amount of the Underlying
                                    Securities tendered for repurchase plus
                                    accrued interest to the date of repurchase.

EXHIBIT A


                       Standard Terms for Trust Agreements

                              (begins on next page)

EXHIBIT B

                               Form of Certificate

                              (begins on next page)

EXHIBIT C


                             Market Agent Agreement

                              (begins on next page)

EXHIBIT D

                            Form of Escrow Agreement

                              (begins on next page)